FROZ Mammoth Note 1
Restatement of Notes Described below Issued to Lawrence A. Carrell Trust Assigned to Mammoth Corporation
Assumed by FROZ pursuant to a Merger

THIS CONVERTIBLE NOTE IS ISSUED IN EXCHANGE FOR NOTES ORIGINALLY ISSUED TO THE LAWRENCE A. CARRELL TRUST WHICH HAVE BEEN EXCHANGED FOR THIS NOTE WITHOUT ANY ADDITIONAL CONSIDERATION. PURSUANT TO RULE 144(d)(3)(ii), FOR PURPOSES OF RULE 144, THIS NOTE SHALL BE DEEMED TO HAVE BEEN ISSUED ON OR BEFORE 4-11-2011, THE DATE OF THE MOST RECENTLY ISSUED NOTE FOR WHICH THIS NOTE IS EXCHNAGED.

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

RESTATED CONVERTIBLE PROMISSORY NOTE DUE NINE MONTHS FROM ISSUANCE DATE

OF

FROZEN FOOD GIFT GROUP, INC.

Issuance Date: March 17, 2014
Description of Notes for which this Note Was Exchanged:

Notes original issued by APT Powersport & Utility Products, LLC, a wholly owned subsidiary of APT Group, Inc., which has restated the note into APT Mammoth Note 1
Frozen Food Gift Group, Inc. has Assumed APT Mammoth Note 1 Merger

Original Issuance Date	Original Holder	Original Principal Amount	Balance Purchased
2-14-2011 (Note 1)	Lawrence A. Carrell Trust	$ 450,000	$525,291 (Full Remaining)
4-11-2011 (Note 2)	Lawrence A. Carrell Trust	$ 450,000	$74,709 (of Balance)

This Restated Note Principal Amount: $660,000 (Restated Issuance Discount)

THIS NOTE (“**Note**”) is one of a duly authorized issue of Promissory Notes of **FROZEN FOOD GIFT GROUP, INC.**, a corporation duly organized and existing under the laws of the State of Nevada (the “**Company**”), and is a restatement of the Above described Notes, notes described above issued to the Lawerence A. Carrell Trust (the “Original Notes” and the “Former Holder”, respectively).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of **Mammoth Corporation** or its registered assigns or successors-in-interest (“**Holder**”) the principal sum of

Six-hundred Sixty Thousand Dollars (U.S. **$660,000**) together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been repaid or converted into the Company's Common Stock, $0.00001 par value per share (the **"Common Stock"**), in accordance with the terms hereof. Interest on the unpaid principal balance hereof shall not accrue during the term of this note, unless an uncured default occurs, at which time Interest on this Note shall accrue daily commencing on the date of the uncured default and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in accordance with Section 1 hereof. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 4(a) at the rate (the "**Default Rate**") equal to the lower of eighteen (18%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by a bank certified check. This Note may not be prepaid in whole or in part except as otherwise provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

For purposes hereof the following terms shall have the meanings ascribed to them below:

"***Bankruptcy Event***" means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

"***Change in Control Transaction***" will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other

corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 35% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the Company enters into any agreement providing for an event set forth in (i), (ii), (iii) or (iv) above.

Excepted from this Definition, however, is any merger or other transaction that would otherwise meet the definition in the preceding paragraph involving Vitall, Inc. provided any surviving entity in any such transaction remains liable or assumes liability for this Note.

"Conversion Ratio" means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the Conversion Price as of the date such ratio is being determined.

"Conversion Price" shall equal 50% of the Market Price.

"Convertible Securities" means any convertible securities, to exchange for shares of Common Stock.

"***Equity Conditions***" shall mean (i) the resale of all Underlying Shares is covered by an effective registration statement which is not subject to any suspension or stop order (with a current and deliverable prospectus that is not subject at the time to any blackout or similar circumstance) or permitted pursuant to an exemption including pursuant to Rule 144(b)(1)(i) under the Securities Act.

"***Exchange Act***" shall mean the Securities Exchange Act of 1934, as amended.

"***Market Price***" shall equal the lowest price of the Common Stock for any Trading Day(s) during the Pricing Period.

"Pricing Period" shall mean the fifteen trading days preceding the date of the applicable conversion notice. The Pricing Period may be extended to the day before the shares issued pursuant to the conversion notice are delivered. Delivered shall mean the date the shares clear deposit into Holder's brokerage account, which shall be the date Holder is able to trade the shares free from restrictions of any kind including by the Holder's Brokerage firm, DTC, Issuer

or Issuer's Transfer Agent (the "Extended Pricing Period"). The pricing period will be extended in the event the Market Price calculated using the Extended Pricing Period would be lower. Extending the pricing period will not adjust the number of shares delivered but will adjust the, market price, conversion price and the amount the note is reduced as a result of the conversion, and will be memorialized by an Amended Conversion Notice, which will be submitted to the Issuer by the Holder, if applicable.

"***Principal Amount***" shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

"***Principal Market***" shall mean the OTC Markets or such other principal market or exchange on which the Common Stock is quoted for trading.

"***Securities Act***" shall mean the Securities Act of 1933, as amended.

"***Trading Day***" shall mean a day on which there is trading on the Principal Market.

"***Underlying Shares***" means the shares of Common Stock into which the Notes are convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1. Interest Payments.

(a) *Interest Payments.* As long as a default does not occur, further Interest shall not accrue on the remaining unconverted principal balance of this Note ("**Interest Amount**").

Section 2. Conversion.

(a) Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Current Principal Amount under this Restated Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the **"Conversion Notice"**), which may be transmitted by facsimile or email. Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of, Section 2(i) below.

(b) Common Stock Issuance upon Conversion.

(i) *Conversion Date Procedures.* Upon conversion of this Note pursuant to Section 2(a) above, the outstanding Current Principal Amount of the Restated Note elected to be converted hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances and without any restrictions or legends, as is determined by dividing the amount of the Current

outstanding Principal Amount of this Restated Note being converted by the then applicable Conversion Price:

For example, a $40,000 conversion amount with a Conversion Price of $0.25 would be entitled to 160,000 conversion shares ($40,000/$0.25).

In the event of a uncured default, The Company, at the election of Holder, shall pay Holder liquidated damages. The Liquidated Damages are not a penalty but are designed to set and limit damages, which are uncertain and cannot be known at this time. The damages will be the greater of: (1) 100% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any); (2) the product of (A) the average of the 20 highest closing prices at any time up to the date a judgment is entered by the Court times the number of shares that would be delivered on the date of the default if the entire note were converted using the thirty days preceding the date of the default as the Pricing Period.

(ii) *Delivery.* The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, shares (which certificate(s) shall be free of restrictive legends and trading restrictions) representing the number of shares of Common Stock being acquired upon the conversion of this Note via Deposits and Withdrawal at Custodian (DWAC), if possible and unrestricted certificates if the shares cannot be sent via DWAC. If in the case of any conversion hereunder, such shares are not delivered to the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such shares, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion. If the Company fails to deliver to the Holder such shares pursuant to this Section 2 of this Agreement (free of any restrictions on transfer or legends) in accordance herewith, prior to the fifth Trading Day after the Conversion Date, the Company note shall be in default.

(iii) *Surrender of Note Not Required.* The date of any Conversion Notice hereunder and any Payment Date shall be referred to herein as the **"Conversion Date"**. If the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount as has not been converted if this Note has been surrendered to the Company for partial conversion. The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount represented by this Note is being converted or repaid. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(c) Conversion Price Adjustments.

(i) *Stock Dividends, Splits and Combinations.* If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common

Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

As used herein, the Affected Conversion Prices (each an **"Affected Conversion Price"**) shall refer to: (i) the Conversion Price, and (ii) each reported lowest closing bid price occurring on any Trading Day included in the period used for determining the Conversion Price, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 3(c)(i) and before the effective date in the case of the events referred to in clauses (B) and (C) of this subparagraph 3(c)(i).

(ii) *Distributions.* If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into Common Stock at the Conversion Price immediately prior to the record date for such distribution.

(iii) *Rounding of Adjustments.* All calculations under this Section 3 or Section 1 shall be made to 4 decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

(iv) *Notice of Adjustments.* Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(i), (ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(v) *Change in Control Transactions.* In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, convert this Note, in whole or in part, at the Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3. The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such

Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder's option. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(vi) *Notice of Certain Events*. If:

A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d) Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such

shares set forth in the Exchange Agreement) be issuable (taking into account the adjustments under this Section 3 but without regard to any ownership limitations contained herein) upon the conversion of this Note hereunder in Common Stock (including repayments in stock). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e) No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock, rounded to the nearest whole share of common stock.

(f) Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g) Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company's principal executive offices.

(h) Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, by email, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Exchange Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile or email, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i) Conversion Limitation. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder

upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Notes) that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" at such time (as defined in Rule 144 of the Act) ("**Aggregation Parties**") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 4.9% of the total issued and outstanding shares of the Common Stock (the "**Restricted Ownership Percentage**"). The Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction. Conversions shall also be limited as follows.

Section 3. Defaults and Remedies.

(a) Events of Default. An "**Event of Default**" is: (i) a default in payment of any amount due hereunder which default continues for more than 5 business days after the due date thereof; (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof, which default continues for five Business Days after the Company has received written notice informing the Company that it has failed to issue shares or deliver stock certificates within the fifth day following the Conversion Date; (iii) failure by the Company for fifteen (15) days after written notice has been received by the Company to comply with any material provision of any of the Notes or the Exchange Agreement (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof and the failure to redeem Notes upon the Holder's request following a Change in Control Transaction pursuant to Section 3(c)(v); (iv) a material breach by the Company of its representations or warranties in the Exchange Agreement,; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company for in excess of $500,000 or for money borrowed the repayment of which is guaranteed by the Company for in excess of $500,000, whether such indebtedness or guarantee now exists or shall be created hereafter; or (vi) if the Company is subject to any Bankruptcy Event.

(b) Remedies. If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 4(a), this Note shall become due and payable without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be the greater of: (1) 100% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any); (2)) the product of (A) the average of the 20 highest closing prices at any time up to the date a judgment is entered by the Court times the number of shares that would be delivered on the date of the default if the entire note were

converted using the thirty days preceding the date of the default as the Pricing Period. The remedies under this Note shall be cumulative.

Section 4. General.

(a) Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d) Assignment, Etc. The Holder may assign or transfer this Note. The Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f) Governing Law; Jurisdiction.

(i) *Governing Law*. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii) *Jurisdiction*. This Note shall be deemed to have been executed in Lake County, Illinois, the State and County where Holder executes this Note and the County from where funds were sent to purchase this note and to where funds are to be repaid. The Company and Jonathan F. Irwin expressly agree and consent that the Nineteenth Judicial Circuit in Lake County

Illinois or the United States District Court for the Northern District of Illinois shall have sole jurisdiction of any action pertaining to, relating to, referring to, or in any way arising from this note, which also includes any dispute relating to the formation of and the validity of this note.

The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii) *NO JURY TRIAL*. THE COMPANY AND THE LIMITED GUARANTOR HERETO KNOWINGLY AND VOLUNTARILY WAIVE ANY AND ALL RIGHTS EACH MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, OR IN ANY WAY RELATING OR REFERRING TO THIS NOTE.

(g) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

(h) Waiver. The Company hereby waives any and all demands of any nature whatsoever, any and all notices of any nature whatsoever, dishonor, presentment of any kind whatsoever, and protest of or in connection with the Note or any Indebtedness.

(h) Limitation on Conversions by Others. The Company agrees that it will not convert any security into shares of Common Stock of the Company pursuant to any request by the Former Holder, or any assigns or transferees thereof (persons or entities receiving an interest in a convertible security from the Former Holder), after the date of this Note, while a balance remains due and owing under this Note.

[*signature page follows*]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

The Company:
FROZEN FOOD GIFT GROUP, INC.

By:______________________________
Name: Jonathan F. Irwin
Title: CEO

The Holder:
MAMMOTH CORPORATION

By: ______________________________
Name: Brad Hare
Title: President